                                                                      EXHIBIT 99

                                                                     NEW RELEASE

(HEINZ LOGO)

WORLD HEADQUARTERS
"THE GOOD FOOD COMPANY"

FOR RELEASE UPON RECEIPT

HEINZ REPORTS FULL-YEAR FISCAL 2005 EPS FROM CONTINUING OPERATIONS OF $2.34, UP
  6.4% (EXCLUDING SPECIAL ITEMS), AND OPERATING FREE CASH FLOW OF $920 MILLION

o HEINZ ANNOUNCES STRATEGIC REVIEW OF KEY BUSINESSES AND FORMATION OF OFFICE OF THE CHAIRMAN.

o FOR THE 4TH QUARTER, HEINZ'S REPORTED EPS WAS $0.58, UP 5.5% FROM $0.55 LAST YEAR. EXCLUDING SPECIAL ITEMS, EPS FROM CONTINUING OPERATIONS WAS $0.63 VERSUS $0.58 IN THE YEAR-AGO 4TH QUARTER, AN INCREASE OF 8.6%.

o SALES INCREASED 5% AND OPERATING INCOME, EXCLUDING SPECIAL ITEMS, INCREASED 9.4% FOR THE 4TH QUARTER, DRIVEN BY STRONG PERFORMANCES IN THE NORTH AMERICAN CONSUMER PRODUCTS AND U.S. FOODSERVICE SEGMENTS.

o FOR THE FULL FISCAL YEAR, HEINZ REPORTED EPS WAS $2.13 VERSUS $2.27 LAST YEAR. FROM CONTINUING OPERATIONS, EPS WAS $2.08 VERSUS $2.20 IN THE PRIOR YEAR.

PITTSBURGH - MAY 26, 2005 - H.J. Heinz Company (NYSE: HNZ) today reported net income of $206.5 million, or $0.58 per diluted share, for its fourth quarter ended April 27, 2005. This represents a 5.5% increase versus the fourth quarter of Fiscal 2004 on a fully reported, total company basis. The fourth quarter diluted earnings per share from continuing operations, excluding special items of $0.63, is an 8.6% increase over earnings of $0.58 per share in the prior year.

         For the full year, EPS from continuing operations, excluding special items was $2.34, up 6.4% and in-line with previous guidance. The special items in fiscal year 2005 are comprised of non-cash asset impairment charges of $27.0 million pre-tax ($18.0 million after-tax) recorded in the fourth quarter related to the anticipated disposition of the HAK(R) vegetable product line in Northern Europe early in Fiscal 2006 and $73.8 million recorded in the third quarter primarily related to Heinz's investment in The Hain Celestial Group, Inc.

         The company continued to generate impressive Operating Free Cash Flow, posting $545 million in the fourth quarter and $920 million for the fiscal year. The Cash Conversion Cycle for the fiscal year improved by six days versus the prior year. In addition, the company continued to reduce net debt (total debt less cash and cash equivalents, short-term investments and the value of interest rate swaps), with a reduction of $244 million in Fiscal 2005 versus 2004.



H.J. HEINZ COMPANY, P.O. BOX 57, PITTSBURGH 15230-0057

         Commenting on the company's performance, Heinz's Chairman, President and CEO William R. Johnson said: "I am pleased to report that we achieved many of our critical objectives in Fiscal 2005 and, most importantly, enhanced the fundamentals of the company by continuing to strengthen our brands, improve our management team and streamline our organization. We achieved strong results in sales, volume, cash flow, and EPS in Fiscal 2005. We are particularly pleased with our volume and sales momentum, especially in North America and the Pacific, and expect this trend to continue into Fiscal 2006, given the healthy consumption data that we are seeing in our core businesses. Sales of our top 15 power brands grew by a robust 7.1% and finished the year even stronger with 8.4% growth in the fourth quarter. We continue to drive very strong Operating Free Cash Flow through significant reductions in the cash conversion cycle and disciplined capital processes. Our outstanding free cash flow was also accompanied by improved customer service and supply chain efficiencies."

         Mr. Johnson added: "We have initiated a strategic review of our international portfolio and our global organizational structure. This strategic review follows the successful transformation of our North American businesses, and we expect, as a result, that Heinz will become a faster-growing, even more focused company. We are going to place our focus and resources on our big brands with number-one and number-two market positions and in four large developing markets."


FOURTH QUARTER FISCAL 2005 RESULTS

(Comments on the fourth quarter that follow refer to results from continuing operations, excluding special items. See attached tables for further details, including reconciliation of non-GAAP financial measures. Management believes that the adjusted GAAP measures provide additional clarity in understanding the trends of the business as they provide management with a view of the business excluding special items.)

         Overall, Heinz's fourth-quarter sales increased 5.0%, reflecting a 1.5% volume improvement and the favorable impact of foreign exchange. Volume was primarily driven by the success of the company's U.S. consumer products and foodservice businesses, including Ore-Ida(R) frozen potatoes, Delimex(R), Bagel Bites(R), TGI Friday's(R) frozen snacks, Heinz(R) ketchup and frozen soup, as well as the Latin America, Australia and New Zealand businesses behind a number of new product launches. These improvements were partially offset by volume declines in Heinz Europe.

         Net pricing increased sales 0.6% as pricing improvements in North American Consumer Products and the U.K. were partially offset by lower pricing in the Italian infant nutrition and Tegel(R) poultry businesses. The price declines in the Italian infant nutrition business include an additional $13.0 million trade spending charge related to prior years.

         Gross profit increased 6.6%, with a 50-basis-point improvement in gross profit margin, as increased commodity and fuel costs were more than offset by favorable volume, mix and pricing. Operating income increased 9.4%. EPS increased 8.6% for the fourth quarter, reflecting the operating income improvement along with a reduced effective tax rate offset partially by increased interest costs and currency losses. The company's effective tax rate, excluding special items, was 27.6% for the fourth quarter of Fiscal 2005 versus 32.7% in the prior year.


FISCAL 2006 OUTLOOK

         Looking forward to Fiscal 2006, Heinz is targeting 4-6% sales growth and 7-10% growth in operating income. EPS is expected to be in the range of $2.35 to $2.45, as anticipated strong operating results are expected to be partially offset by increases in interest costs and a higher tax rate. The company has set a target for Operating Free Cash Flow of $900 million to $1 billion.


STRATEGIC REVIEW

         Heinz has announced its intentions to sell the HAK(R) line of prepared vegetables in Northern Europe and has commenced a strategic review of its seafood and frozen businesses in Europe and its Tegel(R) poultry businesses in New Zealand. This is in line with the company's strategic focus on its core categories: Ketchup, Condiments and Sauces; Foodservice; Infant Nutrition; and Quick Serve Meals and Snacks.

         Some of the brands involved in the strategic review will include: John West(R), Weight Watchers from Heinz(R), Linda McCartney(R), Aunt Bessie's(R) in the United Kingdom; Petit Navire(R) and Parmentier(R) canned fish in France; Tegel(R) poultry products in New Zealand; Marie Elisabeth(R) seafood in Portugal and Mareblu(R) seafood in Italy.


OFFICE OF THE CHAIRMAN

         Heinz has announced the formation of a new Office of the Chairman to provide a stronger focus on growth and innovation and to better leverage the global power of Heinz.

         The Office of the Chairman will be comprised of the four senior-most executives responsible for operations globally, and the heads of three global corporate functions. All will be based in Pittsburgh. The members, in addition to William R. Johnson, are:

     o   Jeffrey P. Berger - Executive Vice President for Global Foodservice;

     o   Joseph Jimenez - Executive Vice President for Europe;

     o   David C. Moran - Senior Vice President and President for Consumer
         Products;

     o   The Executive Vice President for Asia/Pacific, to be named later;

     o Arthur B. Winkleblack, Executive Vice President and Chief Financial Officer;

     o   Theodore N. Bobby, Senior Vice President and General Counsel;

     o D. Edward I. Smyth, Chief Administrative Officer and Senior Vice President of Corporate and Government Affairs.

         Reporting to the Office of the Chairman will be a Presidents Council, comprised of the heads of the company's largest business units.

         The Office of the Chairman and the Presidents Council will enhance global communications and coordination, and facilitate a process to simplify and de-layer regional overhead.

FULL-YEAR FISCAL 2005 RESULTS

         Heinz reported net income for the year of $752.7 million, or $2.13 per diluted share, a decrease of 6.2% versus Fiscal 2004. Current year and prior year results include after-tax earnings from discontinued operations of $0.05 per share and $0.07 per share, respectively. EPS from continuing operations of $2.08 per share represents a 5.5% decrease versus the earnings of $2.20 per diluted share in the prior year. Excluding special items, the current year fully diluted EPS was $2.34 per share, a 6.4% increase over earnings of $2.20 per share last year.

 (Comments on the fiscal year that follow refer to results from continuing operations, excluding special items. See attached tables for further details, including reconciliation of non-GAAP financial measures. Management believes that the adjusted GAAP measures provide additional clarity in understanding the trends of the business as they provide management with a view of the business excluding special items.)

         Sales for Fiscal 2005 increased 5.9%, to $8.91 billion. Sales were favorably impacted by volume growth of 1.9%, at the top end of the company's range, and foreign exchange translation rates of 3.9%. The favorable volume impact was due primarily to strong increases in the North American Consumer Products and U.S. Foodservice segments. Lower pricing decreased sales by 0.2%, principally due to the restage of Heinz's Italian infant nutrition business, a $34.1 million charge for prior-year trade spending for the Italian infant nutrition business, and market price pressures impacting the Tegel(R) poultry business in New Zealand and the trade in Northern Europe. These price decreases were partially offset by favorable pricing in the North American Consumer Products and U.S. Foodservice segments and in U.K. convenience meals. Acquisitions, net of divestitures, increased sales by 0.3%.

         Gross profit increased 4.6%, primarily a result of higher volume and favorable foreign exchange. The gross profit margin declined by 50 basis-points, due to increased commodity and fuel costs, lower pricing as discussed above, and increased production costs in the European seafood business, partially offset by cost improvements in the U.S. consumer products and foodservice businesses. Operating income increased 0.7%, as the increase in gross profit was offset by increased SG&A expenses in the current year. The increase in SG&A is primarily due to exchange translation rates, higher fuel costs, employee-related and litigation expenses and professional fees related to various projects across the company, including costs associated with compliance with Section 404 of Sarbanes-Oxley.

         EPS increased 6.4% in Fiscal 2005, as the operating income improvement along with the reduced effective tax rate were partially offset by increased interest costs. The company's effective tax rate, excluding special items, was 28.6% for Fiscal 2005 versus 33.0% in the prior year.


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                                       5



HIGHLIGHTS FOR FISCAL YEAR 2005


NORTH AMERICAN CONSUMER PRODUCTS

         Sales of the North American Consumer Products segment increased 9.3%. Sales volume increased 5.7% due to significant growth in Ore-Ida(R) frozen potatoes and SmartOnes(R) frozen entrees. Strong performance in Boston Market HomeStyle(R) meals and in the frozen snack brands of Delimex(R), Bagel Bites(R) and TGI Friday's(R) also contributed to the volume increase. Pricing increased sales 2.7%, largely due to reduced trade spending and decreased product placement fees on SmartOnes(R) frozen entrees and Ore-Ida(R) potatoes, as well as increases related to Classico(R) pasta sauces and Heinz(R) ketchup.

         Operating income increased 10.6%, despite higher commodity and fuel costs, driven by favorable sales volume and higher net pricing.


HEINZ U.S. FOODSERVICE

         Sales of the U.S. Foodservice segment increased 5.3%. Sales volume increased sales 2.9%, due to growth in Heinz(R) ketchup, strong performance on Truesoups(R) frozen soup and growth in custom recipe tomato products. Higher pricing increased sales by 1.5%.

         Operating income increased 4.5%, primarily due to favorable volume and pricing, partly offset by increases in commodity costs and increased S&D, which reflects a substantial increase in fuel and trucking costs.


EUROPE

         Heinz Europe's sales increased 4.9%. Favorable exchange translation rates increased sales by 7.5%. Volume was essentially flat, as increases in Heinz(R) ketchup, resulting from the successful introduction of the Top Down bottle, and increases in Heinz(R) ready-to-serve soups were offset by declines in European seafood, frozen entrees in the U.K. and jarred vegetables in Northern Europe. Lower pricing decreased sales 1.8%, primarily due to the restage of the Italian infant nutrition business, the trade spending charge in the Italian infant nutrition business and increased promotional activity in the Netherlands.

         Operating income decreased 6.1%, due to lower pricing as discussed above, increased commodity and production costs, particularly in the European seafood and the U.K. businesses, and increased G&A. The increase in G&A is largely due to increased pension costs, litigation costs and professional fees for various projects across Europe.



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                                       6



ASIA PACIFIC

         Sales in Asia/Pacific increased 3.9%. Favorable exchange translation rates increased sales by 4.4%. Volume increased sales 0.5%, chiefly due to new product introductions in the frozen foods and convenience meals categories in the Australia and New Zealand businesses. These were partially offset by the discontinuation of an Indonesian energy drink, declines in Tegel(R) poultry and sales declines in China. Lower pricing reduced sales 2.0% primarily due to market price pressures on Tegel(R) poultry. The acquisition of a controlling interest in Shanghai LongFong Foods, a maker of popular frozen Chinese snacks and desserts, increased sales 2.3%. The divestiture of a Korean oils and fats product line reduced sales 1.3%.

         Operating income decreased 7.3%, due primarily to reduced pricing in Tegel.


MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

         Heinz will host a conference call with security analysts today at 8:30 a.m. (Eastern Time). The call will be webcast live on www.heinz.com and will be archived for playback beginning at 2 p.m. The call is available live via conference call at 1-866-215-1938 (listen only). It will be hosted by William R. Johnson, Chairman, President & CEO; Arthur B. Winkleblack, Executive Vice President and Chief Financial Officer; David C. Moran - Senior Vice President and President for Consumer Products; and Jack Runkel, Vice President - Investor Relations.

                                       # #


SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:


This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings programs and gross margins, currency valuations and interest rate fluctuations, the ability to execute and the success of acquisitions, joint ventures, divestitures and other strategic initiatives, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, the impact of e-commerce and e-procurement, risks inherent in litigation (including the Remedia-related claims in Israel and rights against third parties) and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax-planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz's investments, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 28, 2004, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

                                       # #

ABOUT HEINZ: H.J. Heinz Company, offering "Good Food Every Day(TM)," is one of the world's leading marketers and producers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks, and infant foods. Heinz satisfies hungry consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, Sauces, Soups, Beans, Pasta and Infant Foods (representing nearly one-third of total sales or close to $3 billion), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and SmartOnes(R) meals, and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the World's Favorite Ketchup(TM). Information on Heinz is available at www.heinz.com/news.


                                      # # #

     CONTACT:

              Media:
              -----

              Ted Smyth, 412-456-5780;

              Debbie Foster, 412-456-5778;

              OR

              Investors:
              ---------

              Jack Runkel, 412-456-6034.

                      H. J. Heinz Company and Subsidiaries
                        Consolidated Statements of Income
                    (In Thousands, Except per Share Amounts)

                                  Fourth Quarter Ended                  Fiscal Year Ended
                             -------------------------------     -------------------------------
                               April 27,         April 28,         April 27,         April 28,
                                 2005              2004              2005              2004
                                FY2005            FY2004            FY2005            FY2004
                             -------------     -------------     -------------     -------------
Sales                        $   2,448,492     $   2,331,372     $   8,912,297     $   8,414,538
Cost of products sold            1,600,801         1,510,656         5,705,926         5,326,281
                             -------------     -------------     -------------     -------------
Gross profit                       847,691           820,716         3,206,371         3,088,257
Selling, general and
 administrative
 expenses                          505,519           494,937         1,851,529         1,709,000
                             -------------     -------------     -------------     -------------
Operating income                   342,172           325,779         1,354,842         1,379,257

Interest income                      7,598             7,411            27,776            23,312
Interest expense                    61,605            51,572           232,431           211,826
Asset impairment
 charges for cost and
 equity investments                     --                --            73,842                --
Other (expense)/
 income, net                        (6,900)           12,827           (17,731)          (22,192)
                             -------------     -------------     -------------     -------------
Income from continuing
 operations before
 income taxes                      281,265           294,445         1,058,614         1,168,551
Provision for income
 taxes                              76,078            96,061           322,792           389,618
                             -------------     -------------     -------------     -------------
Income from continuing
 operations                        205,187           198,384           735,822           778,933
Income/(loss) from
 discontinued
 operations, net of
 tax                                 1,300            (1,860)           16,877            25,340
                             -------------     -------------     -------------     -------------
Net income                   $     206,487     $     196,524     $     752,699     $     804,273
                             =============     =============     =============     =============
Income per common
 share - Diluted
    Continuing
     operations              $        0.58     $        0.56     $        2.08     $        2.20
    Discontinued
     operations                       0.00             (0.01)             0.05              0.07
                             -------------     -------------     -------------     -------------
    Net Income               $        0.58     $        0.55     $        2.13     $        2.27
                             =============     =============     =============     =============

Average common shares
outstanding - diluted              353,450          354,372           353,450          354,372
                             =============    =============     =============    =============
Income per common
 share - Basic
    Continuing
     operations              $        0.59    $        0.56     $        2.10    $        2.21
    Discontinued
     operations                       0.00            (0.01)             0.05             0.07
                             -------------    -------------     -------------    -------------
    Net Income               $        0.59    $        0.56     $        2.15    $        2.29
                             =============    =============     =============    =============
Average common shares
outstanding - basic                350,042          351,810           350,042          351,810
                             =============    =============     =============    =============
Cash dividends per
 share                       $       0.285    $        0.27     $        1.14    $        1.08
                             =============    =============     =============    =============


Note: Fiscal 2005 and 2004 include special items.
(Totals may not add due to rounding)

                      H. J. Heinz Company and Subsidiaries
                                  Segment Data

                                      Fourth Quarter Ended                  Fiscal Year Ended
                                  -------------------------------     -------------------------------
                                    April 27,          April 28,         April 27,        April 28,
                                      2005               2004              2005              2004
                                     FY2005             FY2004            FY2005            FY2004
                                  -------------     -------------     -------------     -------------
Net external sales:
 North American
  Consumer Products               $     623,064     $     570,524     $   2,256,862     $   2,064,937
 U.S. Foodservice                       405,283           371,648         1,503,818         1,428,641
 Europe                                 959,032           950,482         3,447,299         3,287,737
 Asia/Pacific                           344,751           331,895         1,307,675         1,258,556
 Other Operating
  Entities                              116,362           106,823           396,643           374,667
                                  -------------     -------------     -------------     -------------
 Consolidated Totals              $   2,448,492     $   2,331,372     $   8,912,297     $   8,414,538
                                  =============     =============     =============     =============

Intersegment revenues:
 North American
  Consumer Products               $      13,278     $      12,950     $      51,742     $      55,379
 U.S. Foodservice                         5,839             4,932            22,550            15,310
 Europe                                   3,707             3,292            17,328            13,644
 Asia/Pacific                               985               753             3,420             2,911
 Other Operating
  Entities                                  379               461             1,571             2,188
 Non-Operating                          (24,188)          (22,388)          (96,611)          (89,432)
                                  -------------     -------------     -------------     -------------
 Consolidated Totals              $          --     $          --     $          --     $          --
                                  =============     =============     =============     =============

Operating income
 (loss):
 North American
  Consumer Products               $     136,023     $     114,864     $     530,444     $     474,129
 U.S. Foodservice                        58,102            49,821           224,784           211,129
 Europe                                 142,497           160,027           550,585           639,157
 Asia/Pacific                            27,868            34,161           135,588           146,190
 Other Operating
  Entities                                9,664             7,750            34,739            29,934
 Non-Operating                          (31,982)          (40,844)         (121,298)         (121,282)
                                  -------------     -------------     -------------     -------------
 Consolidated Totals              $     342,172     $     325,779     $   1,354,842     $   1,379,257
                                  =============     =============     =============     =============

Operating income (loss)
 excluding special items:
 North American
  Consumer Products               $     136,023     $     118,692     $     530,444     $     479,453
 U.S. Foodservice                        58,102            51,221           224,784           215,029
 Europe                                 169,473           161,072           577,561           615,403
 Asia/Pacific                            27,868            34,161           135,588           146,190
 Other Operating


 Entities                                 9,664             8,750            34,739            30,934
 Non-Operating                          (31,982)          (36,444)         (121,298)         (115,424)
                                  -------------     -------------     -------------     -------------
 Consolidated Totals              $     369,148     $     337,452     $   1,381,818     $   1,371,585
                                  =============     =============     =============     =============

The company's revenues are generated via the sale of products in the following categories:


Ketchup, Condiments
 and Sauces                       $     877,580    $     818,465    $   3,234,229    $   3,047,662
Frozen Foods                            610,306          545,148        2,209,586        1,947,777
Convenience Meals                       558,953          525,260        2,005,468        1,874,272
Infant Feeding                          253,739          278,700          855,558          908,469
Other                                   147,914          163,799          607,456          636,358
                                  -------------    -------------    -------------    -------------
Total                             $   2,448,492    $   2,331,372    $   8,912,297    $   8,414,538
                                  =============    =============    =============    =============

                       H.J. Heinz Company and Subsidiaries
            Special Items - Fourth Quarters Ended April 27, 2005 and
                                 April 28, 2004

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the fourth quarters ended April 27, 2005 and April 28, 2004:

                                                  Fourth Quarter Ended April 27, 2005
                               ----------------------------------------------------------------------------
                                   Net            Gross         Operating          Per
                                  Sales           Profit          Income          Income           Share
                               ------------    ------------    ------------    ------------    ------------
Reported results from
 continuing operations         $    2,448.5    $      847.7    $      342.2    $      205.2    $       0.58
 Asset impairment charge
  for HAK vegetable
  product line                           --            27.0            27.0            18.0            0.05
                               ------------    ------------    ------------    ------------    ------------
Results from continuing
 operations excluding
 special items                 $    2,448.5    $      874.7    $      369.1    $      223.2    $       0.63
                               ============    ============    ============    ============    ============


                                                   Fourth Quarter Ended April 28, 2004
                               ----------------------------------------------------------------------------
                                    Net           Gross         Operating          Per
                                   Sales          Profit          Income          Income           Share
                               ------------    ------------    ------------    ------------    ------------
Reported results from
 continuing operations         $    2,331.4    $      820.7    $      325.8    $      198.4    $       0.56
 Reorganization costs                    --              --            11.7             7.6            0.02
                               ------------    ------------    ------------    ------------    ------------
Results from continuing
 operations excluding
 special items                 $    2,331.4    $      820.7    $      337.5    $      205.9    $       0.58
                               ============    ============    ============    ============    ============


(Note: Totals may not add due to rounding.)

                       H.J. Heinz Company and Subsidiaries
      Special Items - Fiscal Years Ended April 27, 2005 and April 28, 2004

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the fiscal years ended April 27, 2005 and April 28, 2004:

                                                      Fiscal year Ended April 27, 2005
                               ---------------------------------------------------------------------------------
                                    Net             Gross         Operating          Per
                                   Sales            Profit          Income           Income            Share
                               -------------    -------------    -------------    -------------    -------------
Reported results from
 continuing operations         $     8,912.3    $     3,206.4    $     1,354.8    $       735.8    $        2.08
 Asset impairment charges
  for cost and
  equity investments                      --               --               --             73.8             0.21
 Asset impairment charge
  for HAK vegetable
  product line                            --             27.0             27.0             18.0             0.05
                               -------------    -------------    -------------    -------------    -------------

Results from continuing
 operations excluding
 special items                 $     8,912.3    $     3,233.3    $     1,381.8    $       827.6    $        2.34
                               =============    =============    =============    =============    =============


                                                       Fiscal Year Ended April 28, 2004
                               -----------------------------------------------------------------------------------

                                    Net             Gross         Operating            Per
                                   Sales            Profit          Income            Income             Share
                               -------------    -------------    -------------     -------------     -------------
Reported results from
 continuing operations         $     8,414.5    $     3,088.3    $     1,379.3     $       778.9     $        2.20
 Write-down of U.K. pizza
  crust assets                            --              4.0              4.0               2.8              0.01
 Reorganization costs                     --               --             17.1              11.0              0.03
 Gain on sale of the
  Northern European
  bakery business                         --               --            (28.8)            (13.3)            (0.04)
                               -------------    -------------    -------------     -------------     -------------
Results from continuing
 operations
 excluding special items       $     8,414.5    $     3,092.3    $     1,371.6     $       779.5     $        2.20
                               =============    =============    =============     =============     =============


(Note: Totals may not add due to rounding.)

                       H.J. Heinz Company and Subsidiaries

                           Non-GAAP Performance Ratios

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides the calculation of those non-GAAP performance ratios discussed in the company's press release dated May 26, 2005:


Net Debt Calculation
(amounts in thousands)         April 27,         April 28,
                                 2005              2004
                                FY 2005           FY 2004
                             -------------     -------------
Short-term debt              $      28,471     $      11,434
Long-term debt,
 including current
 portion                         4,666,782         4,962,996
                             -------------     -------------
     Total debt                  4,695,253         4,974,430

Less:
     Value of
      interest rate
      swaps                       (186,086)         (125,324)
     Cash and cash
      equivalents               (1,083,749)       (1,140,039)
     Short-term
      investments                       --           (40,000)
                             -------------     -------------

Net Debt                     $   3,425,418     $   3,669,067
                             =============     =============


Operating Free Cash
 Flow Calculation
(amounts in thousands)            Fourth Quarter Ended                   Fiscal Year Ended
                             -------------------------------     -------------------------------
                               April 27,         April 28,          April 27,        April 28,
                                 2005              2004               2005             2004
                                FY 2005           FY 2004           FY 2005           FY 2004
                             -------------     -------------     -------------     -------------
  Cash provided by
   operating
   activities                $     654,647     $     431,954     $   1,160,793     $   1,249,007
  Capital expenditures            (109,647)         (112,144)         (240,671)         (231,961)
                             -------------     -------------     -------------     -------------
       Operating Free
        Cash Flow            $     545,000     $     319,810     $     920,122     $   1,017,046
                             =============     =============     =============     =============